EXHIBIT "B"

                  PERMA-FIX ENVIRONMENTAL SERVICES, INC.
                     1996 EMPLOYEE STOCK PURCHASE PLAN


                                ARTICLE I.

                               INTRODUCTION

A.   Statement of Purpose.   The purpose of the Perma-Fix
     Environmental Services, Inc. 1996 Employee Stock Purchase Plan is to provide eligible employees of the Company and its Subsidiaries, who wish to become stockholders, an opportunity to purchase Stock of the Company. The Board of Directors of the Company believes that employee participation in ownership will be to the mutual benefit of the employees of the Company and its Subsidiaries.

B.   Internal Revenue Code Considerations.   The Plan is intended
     to constitute an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended.

                                ARTICLE II.

                                DEFINITIONS

A.   Board of Directors.   The term "Board of Directors" means the
     Board of Directors of the Company or a committee of the Board of Directors appointed by the Board of Directors to administer the Plan ("Committee").

B.   Code.   The term "Code" means the Internal Revenue Code of
     1986, as amended to the Effective Date hereof, as the same may thereafter be amended, and any successor statute of similar nature. References to specific sections of the Code shall be taken to be references to corresponding sections of any successor statute.

C.   Company.   The term "Company" means Perma-Fix Environmental
     Services, Inc., a Delaware corporation, or any successor thereto.

D.   Compensation.   The term "Compensation" means the total base
     salary paid to an Employee by Employer during the applicable payroll period, as reflected upon the payroll records of the Employer.

E.   Continuous Service.   The term "Continuous Service" means the
     period of time immediately preceding the Offering Date during which the Employee has been employed by the Employer or a predecessor business acquired by the Employer or a predecessor company merged or consolidated with or into the Employer and during which there has been no interruption of Employee's employment by the Employer or such predecessor employer. For this purpose, periods of Excused Absence shall not be considered to be interruptions of Continuous Service.

F.   Effective Date.   The term "Effective Date" means September
     19, 1996, if within twelve (12) months of that date, the Plan is, or has been, approved at a meeting of the stockholders of the Company by the affirmative vote of the holders of a majority of the outstanding shares of Stock of the Company present, by person or by proxy, and entitled to vote on the approval of the Plan.

G.   Eligible Employee.   The term "Eligible Employee" means each
     person who, on an Offering Date, meets all of the following requirements:

     1.   Employee.  The person is an Employee of the Employer;

     2.   Length of Service.  The person has completed at least six
          (6) months of Continuous Service; and

     3. 5% Owner Restriction. The person is not deemed, for purposes of Section 423(b)(3) of the Code, to own stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company.

H.   Employee.   The term "Employee" means each person customarily
     employed by the Company on the Offering Date, except for those whose customary employment is for either (a) not more than twenty (20) hours per week, or (b) not more than five (5) months during any calendar year.

I.   Employer.   The term "Employer" means the Company and each
     Subsidiary of the Company that, with the consent of the Board of Directors, has adopted the Plan.

J.   Exchange Act.   The term "Exchange Act" means the Securities
     Exchange Act of 1934, as amended, and as the same may hereafter be amended.

K.   Excused Absence.   The term "Excused Absence" means absence
     pursuant to a leave of absence granted by the Company, absence due to disability or illness, absence by reason of a layoff, or absence by reason of active duty in the armed forces of the United States. In no event may an Excused Absence exceed ninety (90) days in length (or, if longer and if applicable, the period of the individual's active duty in the armed forces of the United States and such period thereafter such individual's right to reemployment by Employer is protected by law), and any absence shall cease to be an Excused Absence upon the earlier of (a) the last day of the calendar month in which the duration of the absence reaches ninety (90) days or
     (b) the last day of the calendar month in which the leave expires by its terms, the layoff ends by recall or permanent separation from service, or recovery from illness or disability occurs.

L.   Exercise Date.   The term "Exercise Date" means the last day
     of each Purchase Period.

M.   Market Value.   The term "Market Value" means, as of any given
     date, (i) the closing price of the Stock on the last day preceding the date of reference as quoted on a national securities exchange, or (ii) if the Stock is not traded on a national securities exchange, the closing bid price on the last day preceding the date of reference as reported by Nasdaq; or (iii) if the Market Value of the Stock cannot be determined pursuant to clauses (i) or (ii) hereof, such price as the Board of Directors shall determine.

N.   Offering.   The term "Offering" means the offering made by the
     Company in accordance with the terms and conditions of the Plan permitting Eligible Employees to purchase Stock from the Company under the Plan.

O.   Offering Date.   The term "Offering Date" means the first
     business day of each January and July during which the Plan is in effect, commencing with January 1, 1997.

P.   Participant.   The term "Participant" means each Eligible
     Employee who, pursuant to Article 3 hereof, elects to participate in the Plan, and has not withdrawn or been terminated from participation under the Plan.

Q.   Plan.   The term "Plan" means this Perma-Fix Environmental
     Services, Inc. 1996 Employee Stock Purchase Plan, as the same may be amended, modified or supplemented from time to time.

R.   Plan Year.   The term "Plan Year" means the calendar year.

S.   Purchase Agreement.   The term "Purchase Agreement" means the
     document prescribed by the Board of Directors from time to time pursuant to which an Eligible Employee has enrolled to be a Participant.

T.   Purchase Period.   The term "Purchase Period" means the period
     beginning on an Offering Date and ending on (i) the last business day of June with respect to a January Offering Date, and (ii) the last business day of December with respect to a July Offering Date.

U.   Purchase Price.   The term "Purchase Price" means such term as
     it is defined in Section 4.3 hereof.

V.   Stock.   The term "Stock" means the common stock, par value
     $.001 per share, of Perma-Fix Environmental Services, Inc.

W.   Stock Purchase Account.   The term "Stock Purchase Account"
     means a noninterest bearing account consisting of all amounts withheld from an Employee's compensation (or otherwise paid into the Plan) for the purpose of purchasing shares of Stock for such Employee under the Plan, increased by any amounts contributed by such Employee pursuant to Section 4.5.2 hereof, and reduced by all amounts applied to the purchase of Stock for such Employee under the Plan, provided, such account may be monitored as an accounting entry on the books and records of the Company, and no actual physical segregation of amounts credited to such account, from the assets of the Company, shall be required.

X.   Subsidiaries.   The term "Subsidiaries" means any corporation
     more than fifty percent (50%) of whose outstanding voting securities are owned by the Company or by one or more of the Company's other Subsidiaries.


                               ARTICLE III.

                        ADMISSION TO PARTICIPATION

A.   Initial Participation.   Any Eligible Employee may elect to be
     a Participant and may become a Participant by executing and filing with the Board of Directors on or before the fifteenth
     (15th) of the month preceding the next Offering Date a Purchase Agreement prepared in such form as the Board of Directors shall approve from time to time. The effective date of an Eligible Employee's participation shall be the Offering Date next following the date on which the Board of Directors receives from the Eligible Employee a properly executed and timely filed Purchase Agreement.

B.   Discontinuance of Participation.   Any Participant may
     voluntarily withdraw from the Plan by filing a Notice of Withdrawal with the Board of Directors prior to the fifteenth
     (15th) day of the last month in a Purchase Period. Upon such withdrawal, there shall be paid to the Participant the amount, if any, standing to the Participant's credit in the Participant's Stock Purchase Account.

C.   Involuntary Withdrawal; Termination of Eligible Employee
     Status.   If a Participant's Continuous Service terminates for
     any reason, or if a Participant ceases to be an Eligible Employee, the entire amount standing to the Participant's credit in the Participant's Stock Purchase Account on the effective date of such occurrence shall be paid to the Participant.

D.   Readmission to Participation.   Any Eligible Employee who has
     previously been a Participant, who has discontinued participation (whether by interruption of Continuous Service or otherwise), and who wishes to be reinstated as a Participant may again become a Participant by executing and filing with the Board of Directors, not later than the fifteenth (15th) of the month preceding the Offering Date of any succeeding Purchase Period, a new Purchase Agreement on forms prepared in such form as the Board of Directors shall approve from time to time. Reinstatement to Participant status shall be effective as of the Offering Date next following the date on which the Board of Directors receives from the Eligible Employee the properly executed and timely filed Purchase Agreement. Notwithstanding the foregoing terms of this Section 3.4, any officer of the Company who has discontinued participation in the Plan may not again become a Participant in the Plan for at least six (6) months from the date such officer discontinued participation in the Plan.


                                ARTICLE IV.

                              STOCK PURCHASE

A.   Reservation of Shares.   Purchases of shares of Stock under
     the Plan shall be made from the authorized and unissued or treasury shares of the Company. Subject to the limitations set forth in this Section 4.1, the number of shares of Stock available for purchase under the Plan shall be established as of January 1 of each year that the Plan is in effect and the number of shares of Stock available for purchase under the Plan during that particular year shall be equal to three percent (3%) of the outstanding shares of Stock on such date, subject to adjustment in accordance with the antidilution provisions hereinafter set forth; provided that, except for an adjustment in accordance with the provisions of Section 5.2, the number of shares of Stock available for purchase under the Plan shall not be decreased as a result of a decrease in the number of shares outstanding. Except as provided in Section
     5.2 hereof, the aggregate maximum number of shares of Stock that may be purchased under the Plan shall not exceed the lesser of (i) the number of shares of Stock available for purchase under the Plan or (ii) five hundred thousand (500,000).

B.   Limitation on Shares Available.   The maximum number of shares
     of Stock that may be purchased for each Participant on an Exercise Date is the least of (a) the number of shares of Stock that can be purchased by applying the full balance of the Participant's Stock Purchase Account to such purchase of shares at the Purchase Price (as hereinafter determined), (b) the Participant's proportionate part of the aggregate number of such shares of Stock available within the limitation established by the maximum aggregate number of such shares reserved for the Plan, as stated in Section 4.1 hereof, or (c) the number of whole shares determined by multiplying the Participant's annual rate of Compensation as of the Offering Date by .02, and by adding the product so determined to the number one hundred (100); provided, the purchase limitation described in the preceding subsection (c) shall be the maximum number of shares of Stock that can be purchased by a Participant in a Plan Year. Notwithstanding the foregoing, if any person entitled to purchase shares pursuant to any offering hereunder would be deemed for the purposes of Section 423(b)(3) of the Code to own Stock (including any number of shares that such person would be entitled to purchase hereunder) possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company, the maximum number of shares that such person shall be entitled to purchase pursuant to the Plan shall be reduced to that number which, when added to the number of shares of Stock that such person is so deemed to own (excluding any number of shares that such person would be entitled to purchase hereunder) is one less than such five percent (5%). Any portion of a Participant's Stock Purchase Account that cannot be applied by reason of the limitations set forth in this Section 4.2 shall remain in the Participant's Stock Purchase Account for application to the purchase of Stock on the next Offering Date (unless withdrawn by the Participant before that Offering Date).

C.   Purchase Price of Shares.   The Purchase Price per share of
     the Stock sold to Participants pursuant to any Offering under this Plan shall be the sum of (a) eighty-five percent (85%) of the Market Value of each such share on the Offering Date on which such Offering commences or on the Exercise Date on which such Offering expires, whichever is the lower, and (b) any transfer, excise or similar tax imposed on the transaction pursuant to which such share of Stock is purchased. If the Exercise Date with respect to the purchase of Stock is a day on which the stock is selling ex-dividend on or before the record date of such dividend, then for Plan purposes the Purchase Price per share will be increased by an amount equal to the dividend per share. In no event shall the Purchase Price per share be less than the par value per share of the Stock.

D.   Exercise of Purchase Privilege.

     1. Exercise. Subject to the provisions of Section 4.2 above and of Section 4.4.2 below, if on the date of the last paycheck of a Participant issued prior to any Exercise Date of any Offering there is a credit balance in the Participant's Stock Purchase Account, there shall be purchased from the Company's authorized and unissued or treasury shares of Stock for the Participant at the Purchase Price for the Purchase Period that expires on such Exercise Date the largest number of whole shares of Stock as can be purchased with the entire amount in the Participant's Stock Purchase Account on such paycheck issue date. No fractional shares shall be purchased. Each such purchase shall be deemed to have occurred on the Exercise Date occurring at the close of the Offering for which the purchase was made. Any credit balance in a Participant's Stock Purchase Account following a purchase of Stock for such Participant on an Exercise Date shall be carried over to the next Purchase Period

     2. Limitations on Purchase. A Participant may not purchase shares of Stock having an aggregate Market Value of more than twenty-five thousand dollars ($25,000.00), determined at the time of the Offering(s), for each calendar year in which one or more such Offering(s) is/are outstanding at any time, and a Participant may not purchase a share of Stock under any Offering after the expiration of the Purchase Period for such Offering.

     3. Restriction on Resale. There is no holding period regarding Stock purchased under the Plan, however, in order for a Participant to be entitled to the tax treatment described in Section 423 of the Code with respect to the Participant's sale of Stock purchased under the Plan, such Stock must not be sold for at least one (1) year after acquisition under the Plan, except in the case of death.

E.   Establishment of Stock Purchase Account.

     1. Payroll Deductions. Each Participant shall authorize payroll deductions from Compensation for the purposes of funding the Participant's Stock Purchase Account (effective for payroll periods beginning on or after January 1, 1997). In the Purchase Agreement, each Participant shall authorize a deduction from each payment of the Participant's Compensation during a Purchase Period, which deduction shall be not less than one percent (1%) nor more than five percent (5%) of the gross amount of such payment, calculated in multiples of $1.00. The number of shares of Stock that may be purchased from a Participant's Stock Purchase Account shall be subject to the limitation of Section 4.2. Subject to the provisions of Section 3.2, a Participant may not change the Participant's payroll deduction rate during any Purchase Period. However, a Participant may change the deduction to any permissible level for any subsequent Offering by filing notice thereof on or before the fifteenth (15th) of the month preceding the Offering Date on which such subsequent Offering commences.

     2. Additional Contributions. Participants on whose behalf payroll deductions are at the time being made for the purpose of funding their respective Stock Purchase Accounts may, subject to the approval of the Company, make additional contributions to those Stock Purchase Accounts, subject to the following rules:

          a. All such additional contributions shall be made with respect to any Offering no later than the first business day of the last month in the Purchase Period;

          b. Only one such additional contribution shall be accepted from any Participant in any Purchase
               Period; and

          c. Such additional contributions shall be in the amount of twenty-five dollars ($25.00), or any multiple thereof, to a maximum of two thousand dollars ($2,000.00).

F.   Payment for Stock.   The Purchase Price for all shares of
     Stock purchased by a Participant under the Plan shall be paid out of the Participant's Stock Purchase Account. As of each Exercise Date, the entire amount standing to the credit of each Participant in the Participant's Stock Purchase Account on the date of the last paycheck issued to the Participant prior to such Exercise Date in the Purchase Period that expires on such Exercise Date shall be charged with the aggregate Purchase Price of the shares of Stock purchased by such Participant on the Exercise Date. No interest shall be paid or payable with respect to any amount held in the Participant's Stock Purchase Account.

G.   Share Ownership; Issuance of Certificates.

     1. Rights as Stockholder. The shares of Stock purchased by a Participant on an Exercise Date shall, for all purposes, be deemed to have been issued and/or sold to the Participant at the close of business on such Exercise Date. Prior to that time, none of the rights or privileges of a stockholder of the Company shall inure to the Participant with respect to such shares. All the shares of Stock purchased under the Plan shall be delivered by the Company in a manner as determined by the Board of Directors; provided, however, that all shares acquired by Participants during any Plan Year shall be delivered in such manner not later than one hundred twenty (120) days following the last day of such Plan Year.

     2. Delivery of Shares. The shares of Stock shall be delivered by the Company by issuing and delivering to the Participant a certificate for the number of whole shares of Stock purchased by such Participant on an Exercise
          Date or during a Plan Year.

     3. Fractional Shares. No fractional shares shall be issued under the Plan.


                                ARTICLE V.

                            SPECIAL ADJUSTMENTS

A.   Shares Unavailable.   If, on any Exercise Date, the aggregate
     funds available for the purchase of Stock would purchase a number of shares in excess of the number of shares then available for purchase under the Plan, the following events shall occur: (i) the number of shares that would otherwise be purchased by each Participant shall be proportionately reduced on the Exercise Date in order to eliminate such excess; (ii) the Plan shall automatically terminate immediately after the Exercise Date as of which the supply of available shares of Stock is exhausted, and (iii) any amount remaining in the Stock Purchase Account of each of the Participants shall be repaid to such Participants.

B.   Adjustment Upon Change of Status.   Subject to any required
     action by the shareholders of the Company, the number of shares of Stock reserved for purchase under the Plan, as hereinabove provided, and the calculation of the Purchase Price per share may be appropriately adjusted to reflect any increase or decrease in the number of issued shares of Stock resulting from a subdivision or consolidation of such shares or the payment of a stock dividend (but only on the Stock) or any other increase or decrease in the number of outstanding shares of Stock effected without receipt of consideration by the Company. To the extent that the foregoing adjustments relate to the shares of the Company issued under the Plan, such adjustments shall be made by the Board of Directors. Except as hereinbefore expressly provided in this Section 5.2, the terms of the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

C.   Effect of Certain Transactions.   Subject to any required
     action by the stockholders, if the Company shall be the surviving or resulting corporation in any merger or consolidation, or if the Company shall be merged for the purpose of changing the jurisdiction of its incorporation, any Offering hereunder shall pertain and apply to the shares of stock of the Company or the survivor. However, in the event of a dissolution or liquidation of the Company, or of a merger or consolidation in which the Company is not the surviving or resulting corporation, the Plan and any Offering hereunder shall terminate upon the effective date of such dissolution, liquidation, merger or consolidation, and the balance then standing to the credit of each Participant in the Participant's Stock Purchase Account shall be returned to the Participant.


                                ARTICLE VI.

                               MISCELLANEOUS

A.   Nonalienation.   The right to purchase shares of Stock under
     the Plan is personal to the Participant, is exercisable only by the Participant during the Participant's lifetime, except as hereinafter set forth, and may not be assigned or otherwise transferred by the Participant, other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order, as defined by the Code or Title I of the Employee Retirement Security Act, or the rules and regulations thereunder. There shall be delivered to the executor, administrator or other personal representative of a deceased Participant such shares of Stock and such residual balance as may remain in the Participant's Stock Purchase Account as of the Exercise Date occurring at the close of the period in which the Participant's death occurs, including shares of Stock purchased as of that date, or prior thereto, with monies deposited by the Participant and/or withheld from the Participant's Compensation.

B.   Administrative Costs.   The Company shall pay all
     administrative expenses associated with the operation of the Plan. No administrative charges shall be levied against the Stock Purchase Accounts of the Participants.

C.   Employee Stock Purchase Plan Administration.   The Board of
     Directors shall administer the Employee Stock Purchase Plan and shall make, adopt, construe, and enforce rules and regulations not inconsistent with the provisions of the Plan. The Board of Directors shall adopt and prescribe the contents of all forms required in connection with the administration of the Plan, including, but not limited to, the Purchase Agreement, payroll withholding authorizations, withdrawal documents, and all other notices required hereunder. The Board of Directors shall have the fullest discretion permissible under law in the discharge of its duties. The Board of Directors' interpretations and decisions in respect of the Plan, the rules and regulations pursuant to which it is operated, and the rights of Participants hereunder shall be final and conclusive.

D.   Amendments to the Plan.   The Board of Directors may amend or
     modify, from time to time, any of the provisions of the Plan; provided, however, that no such amendment shall be effective unless and until it has been duly approved by the shareholders of the outstanding shares of Common Stock if (i) such amend-ment materially increases the benefits accruing to Participants under the Plan; (ii) such amendment materially increases the number of securities which may be issued under the Plan; (iii) such amendment materially modifies the requirements as to eligibility for participation in the Plan; or, (iv) the failure to obtain such approval would adversely affect the compliance of the Plan with the requirements of Rule 16b-3 under the Exchange Act, or with the requirements of any other applicable law, rule or regulation.

E.   Expiration and Termination of the Plan.   The Plan shall
     continue in effect until all shares of Stock reserved for issuance under the Plan have been purchased, unless terminated prior thereto pursuant to the provisions of the Plan or pursuant to action by the Board of Directors, which shall have the right to terminate or suspend the Plan at any time without prior notice to any Participant and without liability to any Participant. Upon the expiration, suspension or termination of the Plan, the balance, if any, then standing to the credit of each Participant in the Participant's Stock Purchase Account shall be refunded to the Participant.

F.   Repurchase of Stock.   The Company shall not be required to
     purchase or repurchase from any Participant any of the shares of Stock that the Participant acquired under the Plan.

G.   Notice.   A Purchase Agreement and any notice that a
     Participant files pursuant to the Plan shall be on the form prescribed by the Board of Directors and shall be effective when received by the Board of Directors. Delivery of such forms may be made by hand or by certified mail, sent postage prepaid, to Perma-Fix Environmental Services, Inc., 1940 Northwest 67th Place, Gainesville, Florida 32653, Regarding:
     Employee Stock Purchase Plan. Delivery by any other mechanism shall be deemed effective at the option and discretion of the Board of Directors.

H.   Government Regulation.   The Company's obligation to sell and
     to deliver the Stock under the Plan is at all times subject to all approvals of any governmental authority required in connection with the authorization, issuance, sale or delivery of such Stock.

I.   Headings, Captions, Gender.   The headings and captions herein
     are for convenience of reference only and shall not be considered as part of the text. The masculine shall include the feminine, and vice versa.

J.   Severability of Provisions; Prevailing Law.   The provisions
     of the Plan shall be deemed severable. In the event any such provision is determined to be unlawful or unenforceable by a court of competent jurisdiction or by reason of a change in an applicable statute, the Plan shall continue to exist as though such provision had never been included therein (or, in the case of a change in an applicable statute, had been deleted as of the date of such change). The Plan shall be governed by the laws of the State of Delaware, to the extent such laws are not in conflict with, or superseded by, federal law.

K.   Implementation of the Plan.   The Board of Directors may
     implement the Plan at any time within twelve (12) months of the date of approval of the Plan at a meeting of stockholders by the affirmative vote of the holders of shares of Stock of the Company present, by person or by proxy, and entitled to vote on the approval of the Plan.

L.   Investment Representations.   The Board of Directors may
     require each person acquiring shares of Common Stock pursuant to an award under the Plan to represent to and agree with the Company in writing that the Holder is acquiring the shares for investment without a view to distribution thereof.

M.   Additional Incentive Arrangements.   Nothing contained in the
     Plan shall prevent the Board of Directors from adopting such other or additional incentive arrangements as it may deem desirable, including, but not limited to, the granting of stock options and the awarding of stock and cash otherwise than under the Plan; and such arrangements may be either generally applicable or applicable only in specific cases.

N.   No Right of Employment.   Nothing contained in the Plan or in
     any Offering hereunder shall be deemed to confer upon any employee of the Company or any Subsidiary any right to continued employment with the Company or any Subsidiary, nor shall it interfere in any way with the right of the Company or any Subsidiary to terminate the employment of any of its employees at any time.

O.   Conflicts.   If any of the terms or provisions of the Plan
     conflict with the requirements of Rule 16b-3 under the Exchange Act, or with the requirements of any other applicable law, rule or regulation, then such terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of said Rule 16b-3.

P.   Indemnification of Committee.   In addition to such other
     rights of indemnification as they may have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against the reasonable expenses, including attorneys' fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any award granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member is liable for negligence or misconduct in the performance of his duties; provided that within sixty (60) days after institution of any such action, suit or proceeding a Committee member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.





BALL:\N-P\PESI\PROXY\EDGAR\EXHIBIT.C